SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630

(Address of Principal Executive Offices) (Zip Code)

(828) 496-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bank of Granite Corporation
INDEX

		Page
Item 5.02 -	Departure of Directors or Principal Officers; Appointment of Principal Officers	3

Signatures		4

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Item 5.02 —	Departure of Directors or Principal Officers; Appointment of Principal Officers

(a)	Not applicable.

(b)	On November 8, 2004, Barbara F. Freiman, Director of Bank of Granite Corporation (the “Company”), notified the Company that she did not plan to stand for reelection to the Company’s Board of Directors after fifteen years of service in that capacity. Mrs. Freiman’s term of service as Director will conclude as of the Company’s Annual Meeting of Shareholders, which is scheduled for April 25, 2005.

     On December 31, 2004, John A. Forlines, Jr., Chairman and Chief Executive Officer of the Company retired from the position of Chief Executive Officer, as was announced on a Form 8-K Current Report dated April 26, 2004. Mr. Forlines continues to serve as Chairman of the Board of Directors.

(c)	Effective January 1, 2005, the Company’s Board of Directors appointed Charles M. Snipes as Chief Executive Officer. Mr. Snipes is also President of the Company and Chief Executive Officer and President of Bank of Granite (the “Bank”), the Company’s banking subsidiary. He has served in such capacities since 1994. Mr. Snipes has served as Director of the Company since 1987 and the Bank since 1982. Mr. Snipes has also served as Chairman and Director of the Company’s mortgage banking subsidiary since 1997. In addition, Mr. Snipes has served as Director of Vanguard Furniture, Inc. since 1969. As of the date of this filing, there have been no changes to the Change of Control Agreement, dated January 1, 2002, between the Company and Mr. Snipes filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

(d)	Not applicable.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bank of Granite Corporation
January 24, 2005	By:	/s/ Kirby A. Tyndall
Kirby A. Tyndall
Secretary, Treasurer and Chief Financial Officer

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